UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AngloGold Ashanti Limited	AngloGold Ashanti Holdings plc
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)

The Republic of South Africa	The Isle of Man
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

112 Oxford Road	4th Floor, Communications House
Houghton Estate	South Street
Johannesburg, 2198	Staines-upon-Thames, TW18 4PR
South Africa	United Kingdom
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Not Applicable	Not Applicable
(Zip Code)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
3.375% Notes due 2028 fully and unconditionally guaranteed by AngloGold Ashanti Limited	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-230651 and 333-230651-01

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrants’ Securities to be Registered.

The description of the securities to be registered is contained in the Prospectus Supplement dated October 19, 2021, a copy of which was electronically transmitted for filing with the Commission pursuant to Rule 424(b) on October 21, 2021, which forms part of the Registrants’ Registration Statement on Form F-3 (Nos. 333-230651 and 333-230651-01), and is incorporated herein by reference.

Item 2: Exhibits.

The following exhibits are filed herewith and are incorporated herein by reference:

Exhibit
No.	Description

99(A)	Officer’s Certificate pursuant to Section 301 of the Indenture, dated October 22, 2021 (with form of 3.375% Notes due 2028 and related Guarantee), incorporated by reference to Exhibit 4.1 to the Report on Form 6-K of AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc filed on October 22, 2021 (Nos. 001-14846 and 001-34725)

99(B)	Indenture for guaranteed debt securities among AngloGold Ashanti Holdings plc, as issuer, AngloGold Ashanti Limited, as guarantor, and The Bank of New York Mellon, as trustee, dated as of April 28, 2010, incorporated by reference to Exhibit 4.2 to AngloGold Ashanti Limited and AngloGold Ashanti Holdings plc’s Registration Statement on Form F-3 (Nos. 333-182712 and 333-182712-02) filed on July 17, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AngloGold Ashanti Limited (Registrant)
By:	/s/ Lucy Mokoka
Name: Lucy Mokoka
Title: Company Secretary

AngloGold Ashanti Holdings plc (Registrant)
By:	/s/ Robert Hayes
Name: Robert Hayes
Title: Director

Date: October 22, 2021

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